Exhibit 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
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      We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-3/A filed by Dyntek, Inc. and Subsidiaries (the "Company") of our report dated September 26, 2003 on our audit of the consolidation financial statements of the Company as of June 30, 2003, and for the year then ended, appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2003.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            /s/ Marcum & Kleigman LLP
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                                                Marcum & Kleigman LLP
New York, New York
June 9, 2004